UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022 (December 12, 2022)

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance-Based Cash Bonus Plan

On December 12, 2022, the Compensation and People Committee of the Board of Directors of Agios Pharmaceuticals, Inc. (the “Company”) adopted a performance-based cash bonus plan, pursuant to which certain executive officers and other members of management of the Company are entitled to receive a performance-based cash bonus upon the achievement by the Company of a milestone relating to the Company’s ongoing ENERGIZE clinical trial by the end of April 2024 (the “Performance Condition”). Specifically, upon achievement of the Performance Condition, Sarah Gheuens, the Company’s Chief Medical Officer and Head of R&D, will be entitled to receive an amount equal to 1.25 times her target 2022 annual cash incentive payment, equal to $309,375 (the “Baseline Bonus Amount”). If the Performance Condition is achieved prior to April 2024, Dr. Gheuens will instead be entitled to receive a payment in the amount of 1.2 times the Baseline Bonus Amount, equal to $371,250. Receipt of the performance-based cash bonus is conditioned upon Dr. Gheuens being employed with the Company at the time the Performance Condition is achieved. The Company’s Chief Executive Officer, Chief Financial Officer and Chief Commercial Officer will not be entitled to any payments under such performance-based cash bonus plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: December 16, 2022	By:	/s/ Brian Goff
Brian Goff
Chief Executive Officer